WRITTEN CONSENT OF

THE BOARD OF DIRECTORS

OF

SILVERTON ADVENTURES, INC.

The undersigned does hereby certify that pursuant to the authority conferred upon the Board of Directors of SILVERTON ADVENTURES, INC., a Nevada corporation (the “Corporation”), by its Articles of Incorporation, as amended, and Section 78.315 of the Nevada Revised Statutes, the Board of Directors, by unanimous written consent, duly approved and adopted the following resolution (referred to herein as the “Resolution”):

WHEREAS, the Company executed an agreement with Vitello Capital, Ltd. (“Vitello”) whereby Vitello will develop and implement a social media program and serve as the Company’s point of contact with regards to investor communication and contact (the “Agreement”) which is hereby attached as Exhibit “A”; and

WHEREAS, pursuant to the Agreement, the Company is required to issue 1,500,000 shares of Common Stock, par value $0.00001, to Vitello upon execution of the Agreement.

NOW, THEREFORE, the entire Board of Directors of the Corporation hereby unanimously deems it is:

RESOLVED, that the Board of Directors has approved the execution of the Agreement with Vitello; and it is further

RESOLVED, that the Board of Directors hereby approves the issuance and distribution of 1,500,000 shares of Common Stock, par value $0.00001, to Vitello Capital, Ltd. which has a corporate address at 82 Cherokee Road P.O. Box 908 Providenciales Turks and Caicos Islands; and it is further

WRITTEN CONSENT

BOARD OF DIRECTORS

APRIL 1, 2014

RESOLVED, that Holladay Stock Transfer shall be notified by the Company to issue the 1,500,000 shares of Common Stock, par value $0.00001, to Vitello Capital, Ltd. from the authorized, but unissued common stock of the Company, with the appropriate resale legends contained thereon; and it is further

RESOLVED, this common stock issuance shall be deemed validly issued, fully paid and non-assessable shares of common stock of the Company.

This Written Consent has been executed this 1st day of April, 2014, by the unanimous consent of the Board of Directors of Silverton Adventures, Inc., a Nevada corporation.

/s/ Ron Miller

             Ron Miller, CEO and Chairman of the Board

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